Exhibit 99.1

	Contact:	Ralph Finkenbrink	FOR IMMEDIATE RELEASE NASDAQ: NICK
		Sr. Vice President, CFO Ph # - 727-726-0763	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

4th Quarter and Fiscal Year Results

May 5, 2011 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2011 net earnings increased 46% to $4,772,000 as compared to $3,260,000 for the three months ended March 31, 2010. Per share diluted net earnings increased 43% to $0.40 as compared to $0.28 for the three months ended March 31, 2010. Revenue increased 13% to $16,095,000 for the three months ended March 31, 2011 as compared to $14,256,000 for the three months ended March 31, 2010.

For the year ended March 31, 2011, net earnings increased 55% to $16,805,000 as compared to $10,865,000 for the year ended March 31, 2010. Per share diluted net earnings increased 52% to $1.41 as compared to $0.93 for the year ended March 31, 2010. Revenue increased 11% to $62,774,000 for the year ended March 31, 2011 as compared to $56,472,000 for the year ended March 31, 2010.

“Our strong growth in earnings per share for the fourth quarter and year ended March 31, 2011 were favorably impacted by the revenue contribution from new branches and a reduction in the net charge-off rate,” stated Peter L. Vosotas, Chairman and CEO. “We reported record revenues and earnings every quarter this year. In addition, we opened six new branch offices in the past year. We entered two new states with a branch in Chicago, Illinois and one in St. Louis, Missouri. We expect to add four to eight new branches during the upcoming year and will also continue to pursue buy-side opportunities as they arise.”

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 56 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 11,800,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2010. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2011	2010	2011	2010
Revenue:
Interest and fee income on finance receivables	$16,070	$14,238	$62,720	$56,404
Sales	25	18	54	68

	16,095	14,256	62,774	56,472
Expenses:
Operating	6,977	5,942	25,712	23,364
Provision for credit losses	101	1,725	4,610	11,322
Interest expense	1,228	1,525	5,600	5,170
Change in fair value of interest rate swaps	(17)	(238)	(495)	(1,035)

	8,289	8,954	35,427	38,821

Operating income before income taxes	7,806	5,302	27,347	17,651
Income tax expense	3,034	2,042	10,542	6,786

Net income	$4,772	$3,260	$16,805	$10,865

Earnings per share:
Basic	$0.41	$0.28	$1.45	$0.95

Diluted	$0.40	$0.28	$1.41	$0.93

Weighted average shares	11,611,000	11,571,000	11,607,000	11,470,000

Weighted average shares and assumed dilution	11,954,000	11,788,000	11,894,000	11,689.000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2011	2010
Cash	$2,018	$1,534
Finance receivables, net	230,164	202,440
Other assets	11,461	10,162

Total assets	$243,643	$214,136

Line of credit	$118,000	$107,275
Other liabilities	10,430	9,424

Total liabilities	128,430	116,699

Shareholders’ equity	115,213	97,437

Total liabilities and shareholders’ equity	$243,643	$214,136

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2011	2010	2011	2010

Average finance receivables, net of unearned interest (1)	$260,898,642	$229,445,877	$250,962,519	$223,547,537

Average indebtedness (2)	$116,754,219	$108,548,279	$113,833,641	$106,985,830

Interest and fee income on finance receivables (3)	$16,070,243	$14,237,535	$62,719,904	$56,403,536

Interest expense	1,228,051	1,524,454	5,600,131	5,169,736

Net interest and fee income on finance receivables	$14,842,192	$12,713,081	$57,119,773	$51,233,800

Weighted average contractual rate (4)	23.92%	23.76%	23.66%	23.62%

Average cost of borrowed funds (2)	4.21%	5.62%	4.92%	4.83%

Gross portfolio yield (5)	24.64%	24.82%	24.99%	25.23%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.88%	2.66%	2.23%	2.31%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	0.16%	3.01%	1.84%	5.06%

Net portfolio yield (5)	22.60%	19.15%	20.92%	17.86%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.61%	10.26%	10.15%	10.35%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	11.99%	8.89%	10.77%	7.51%

Write-off to liquidation (8)	4.10%	6.66%	6.17%	9.87%

Net charge-off percentage (9)	3.34%	5.23%	4.65%	7.37%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $52,000 and $49,000 for the three-month periods ended March 31, 2011 and 2010 and $216,000 and $213,000 for the year ended March 31, 2011 and 2010, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
March 31, 2011	$368,099,418	$6,106,211	$1,468,079	$549,518	$8,123,808
		1.66%	0.40%	0.15%	2.21%

March 31, 2010	$320,579,222	$7,613,284	$1,752,638	$778,606	$10,144,528
		2.37%	0.55%	0.24%	3.16%

Direct Loans	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
March 31, 2011	$4,850,864	$37,399	$5,636	$11,919	$54,954
		0.77%	0.11%	0.25%	1.13%

March 31, 2010	$4,840,381	$98,854	$34,864	$14,383	$148,101
		2.04%	0.72%	0.30%	3.06%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2011	2010	2011	2010
Purchases	$41,804,273	$34,027,042	$147,150,975	$121,606,738
Weighted APR	23.87%	23.70%	23.57%	23.55%
Average discount	8.83%	9.22%	8.78%	9.11%
Weighted average term (months)	49	48	49	48
Average loan	$9,646	$9,310	$9,804	$9,422
Number of contracts	4,334	3,655	15,009	12,907

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